UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported): April 14, 2017

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2017, the board of directors (the “Board”) of Corporate Capital Trust, Inc. (the “Company”) increased the size of the Board to six directors and appointed Ms. Laurie Hodrick to the Board as a new independent director, effective immediately. Pursuant to the Company’s Second Amended and Restated Articles of Incorporation, Ms. Hodrick was appointed to serve as a Class I Director for a term expiring at the Company’s 2018 annual meeting of stockholders. Ms. Hodrick was also elected as a member of the Audit Committee, Nominating and Governance Committee and Special Committee.

Ms. Hodrick will participate in the Company’s standard independent director compensation arrangements.

Ms. Hodrick has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person. Ms. Hodrick has no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Set forth below is biographical information pertaining to Ms. Hodrick:

Laurie Simon Hodrick is the A. Barton Hepburn Professor of Economics in the Faculty of Business at Columbia Business School and currently serves as a Visiting Professor of Law and Rock Center for Corporate Governance Fellow at Stanford Law School and a Visiting Fellow at Stanford University’s Hoover Institution. Ms. Hodrick previously served as a Managing Director and Global Head of Alternative Investment Strategies at Deutsche Bank. Ms. Hodrick previously served as an Independent Director/Trustee on the Board for Merrill Lynch Investment Managers and served as a consultant to numerous companies. She received a B.A., summa cum laude, in Economics from Duke University and a Ph.D. in Economics from Stanford University.

Ms. Hodrick was selected as a director because of her almost 30 years of experience and expertise in valuation, asset management, mergers and acquisitions, capital markets and liquidity and risk management.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press release date April 18, 2017

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposals set forth in the Company’s preliminary proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission (“SEC”) on April 5, 2017 (the “transactions”).

In connection with the transactions, the Company has filed, and intends to file, relevant materials with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the stockholder meeting relating to such matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS REPORT. The preliminary proxy statement, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrust.com), or by writing to the Company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions. Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the preliminary proxy statement and will be set forth in the other materials to be filed with SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST, INC. a Maryland corporation
Date: April 18, 2017	By: /s/ Chirag J. Bhavsar Chirag J. Bhavsar Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release date April 18, 2017